UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-51626	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, 3 rd Floor, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2006, the Board of Directors of Under Armour, Inc. (the “Company”) adopted the Under Armour, Inc. 2006 Non-Employee Director Compensation Plan (“Director Compensation Plan”) and the Under Armour, Inc. 2006 Non-Employee Director Deferred Stock Unit Plan (“DSU Plan”), each effective May 31, 2006, the date of the Company’s 2006 Annual Meeting of Stockholders.

Under the Director Compensation Plan, non-employee Directors will receive the following compensation for their services:

Cash Fees

Annual retainer for each Director	$20,000

Each Board or Committee meeting attended	$1,000 if attended in person

$500 if attended by telephone

Annual retainer for Committee Chair
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000

Directors will have the option to defer the value of the annual retainers as deferred stock units (“DSUs”) in accordance with the DSU Plan. Each DSU represents the Company’s obligation to issue one share of the Company’s Class A Common Stock in accordance with the terms of the DSU Plan, with the shares delivered 6 months following the termination of the Director’s Board service or sooner upon the Director’s death or disability.

Restricted Stock Units

Each new non-employee Director will receive an award of restricted stock units valued at $100,000 upon his or her initial election to the Board, with the units vesting in three equal annual installments. Also, each non-employee Director will receive an annual award of restricted stock units valued at $25,000 following each Annual Stockholders’ Meeting, with the units vesting in full at the next year’s Annual Stockholders’ Meeting. The restricted stock units will vest earlier upon the Director’s death or disability or upon a change in control of the Company and will be forfeited if the Director leaves the Board prior to vesting. The receipt of the shares otherwise deliverable upon vesting of the restricted stock units will be deferred into DSUs under the DSU Plan with the shares delivered 6 months following the termination of the Director’s Board service or sooner upon the Director’s death or disability.

Stock Options

Non-employee Directors will also receive an annual stock option grant following each Annual Stockholders’ Meeting, with the option grant covering a number of shares equal in value to

$75,000 on the grant date. The exercise price of the options will be the fair market value of the Company’s Class A Common Stock on the grant date. The options will vest one year from the grant date or earlier upon the Director’s death or disability or upon a change in control of the Company and will be forfeited if the Director leaves the Board prior to vesting.

A copy of the Director Compensation Plan and the DSU Plan is included as Exhibits 10.1 and 10.2 to this Form 8-K. The descriptions set forth in this report of the terms and conditions of the plans are qualified in their entirety by reference to the full text of such plans.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit 10.1: Under Armour, Inc. 2006 Non-Employee Director Compensation Plan

Exhibit 10.2: Under Armour, Inc. 2006 Non-Employee Director Deferred Stock Unit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: April 13, 2006	By:	/s/ WAYNE A. MARINO
Wayne A. Marino
Executive Vice President and Chief Financial Officer.